Exhibit 99.28(e)(v)

SECOND AMENDMENT TO UNDERWRITING AGREEMENT

This SECOND AMENDMENT to the Underwriting Agreement (as defined below) is made and effective as of October 24, 2018 (the "Amendment"), by and between OLD WESTBURY FUNDS, INC. (the "Fund") and FORESIDE FUNDS DISTRIBUTORS LLC (the "Foreside Distributors"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Underwriting Agreement.

WHEREAS, the Fund and Foreside Distributors are parties to the Underwriting Agreement, dated as of May 31, 2017 (the "Underwriting Agreement"), pursuant to which Foreside Distributors serves as distributor, and provides certain services in connection with the sale and distribution, of the Shares of the Portfolios identified in Exhibit A thereto; and

WHEREAS, the Fund and Foreside Distributors desire to amend the Underwriting Agreement solely to reflect the launch of two new municipal bond funds (Old Westbury California Municipal Bond Fund and Old Westbury New York Municipal Bond Fund).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.	Exhibit A to the Underwriting Agreement is hereby deleted and replaced with Exhibit A hereto.

2.	The Underwriting Agreement, as expressly amended hereby, shall continue in full force and effect.

3.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By: /s/ David W. Rossmiller_________________

Name: David W. Rossmiller

Title: President

FORESIDE FUNDS DISTRIBUTORS LLC

By: /s/ Mark A. Fairbanks__________________

Name: Mark A. Fairbanks

Title: Vice President

EXHIBIT A

This EXHIBIT A, dated as of 10/24/2018, is Exhibit A to the Underwriting Agreement, dated as of May 31, 2017, by and between Foreside Funds Distributors LLC and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury All Cap Core Fund

Old Westbury Large Cap Strategies Fund Old Westbury Strategic Opportunities Fund Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury Small & Mid Cap Strategies Fund Old Westbury All Cap ESG Fund

Old Westbury California Municipal Bond Fund

Old Westbury New York Municipal Bond Fund